Exhibit 99.1
IP Strategy Announces Availability of Investor Day 2025 Materials
Gig Harbor, WA – November 24, 2025 – IP Strategy (Nasdaq: IPST) (the “Company”), the first Nasdaq-listed entity operating a digital asset treasury strategy centered on the $IP token, today announced that the webcast replay, investor presentation and transcript from its inaugural Investor Day 2025 are now available on the Investor Relations section of the company’s website.
The virtual event offered an overview of the company’s evolution, growth strategy, and alignment with the Story network’s programmable intellectual property ecosystem. Leadership from both IP Strategy and Story discussed how AI, blockchain and intellectual property are converging to shape a new investable asset class.
All event materials, including the recording and presentation, are available to access and download at ipstrategy.co/investor-day.
About IP Strategy
IP Strategy (Nasdaq: IPST) is the first Nasdaq-listed company to hold $IP tokens as a primary reserve asset and also operate a revenue-generating validator for the Story network. The Company provides public market investors with broad exposure to the $80 trillion programmable intellectual property economy in a regulated equity format. IP Strategy’s treasury reserve of $IP tokens provides direct participation in the Story ecosystem, which enables on-chain registration, licensing, and monetization of intellectual property.
Heritage Distilling Holding Company, Inc. is the registered corporate name of IP Strategy.
About Story
Story is the AI-native blockchain network powering the $IP token and making intellectual property programmable, traceable, and monetizable in real time. Backed by $136 million from a16z crypto, Polychain Capital, and Samsung Ventures, Story launched its mainnet in February 2025 and has rapidly become a leading infrastructure for tokenized intellectual property. Story allows creators and enterprises to turn media, data, and AI-generated content into legally enforceable digital assets with embedded rights, enabling automated licensing and new markets for intellectual property across AI and entertainment.
Forward-Looking Statements
This press release and the Investor Day 2025 event materials referenced herein contain forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release or the Investor Day 2025 event materials referenced herein that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include, but are not limited to, the potential for the Company’s validator business to be a source of recurring revenue, the Company’s position as both a participant in and supporter of the programmable IP economy, the Company’s ability to maintain complete control over security and performance of its $IP tokens, the expected profitability and gross margins for the Company’s validator business, the expected yield for the Company’s staked $IP tokens, the illustrative potential annualized revenues for the Company's validator business, the estimated fixed cost basis for the validator business, the Company’s balance sheet and growth prospects, future arrangements with third parties that may stake their $IP tokens on IP Strategy’s validator and any commissions to be earned thereon, the future expansion of the Company’s validator and staking activities, the Company’s plans to provide regular updates as additional $IP tokens and revenues are earned through its validator infrastructure and the Company’s ability to use net operating losses to offset future income tax obligations.
Any forward-looking statements in this press release or the Investor Day 2025 event materials referenced herein are based on IP Strategy’s current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the Company’s digital asset treasury strategy and validator operations, the value of $IP tokens and $IP token price volatility, the legal, commercial, regulatory and technical uncertainty regarding digital assets generally and the $IP token in particular, the treatment of crypto assets for U.S. and foreign tax purposes, expectations with respect to the Company’s future performance, growth and anticipated acquisitions, any correlation between the Company’s stock price and the price of $IP tokens, the ability of the Company to execute on its treasury reserve and validator business plans, the Company’s yield and capital management strategies and the potential and acceptance of $IP tokens in the marketplace. These and other risks concerning IP Strategy are described in additional detail in its registration statement on Form S-1 initially filed with the SEC on August 26, 2025, as amended by Amendment No. 1 filed on October 16, 2025, its latest annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and annual reports on Form 10-K, and any other subsequent filings with the SEC. IP Strategy explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.
Investor Contact
(800)595-3550
ir@ipstrategy.co